LEASE AGREEMENT

THIS AGREEMENT is made as of the 1st day of September, 2002, by and between American Investments Ltd., a corporation duly organized and existing under the laws of the Province of British Columbia, Canada, having its principal place of business at #200-1687 West Broadway, Vancouver, British Columbia, Canada V6J 1X2 (the "Lessor") and Beeston Enterprises Ltd., a corporation duly organized and existing under the laws of the State of Nevada, United States of America, having a registered office at #700-101 Convention Drive, Las Vegas, Nevada, United States of America, 89109, (the "Lessee").

WITNESSETH that:

ARTICLE 1 PREMISES, TERM AND RENT

1.01 In consideration of the rents, covenants, conditions and agreements hereinafter contained, the Lessor hereby demises and leases to the Lessee that portion of the building located at #200-1687 West Broadway, Vancouver, British Columbia, Canada, comprising approximately One Hundred Fifty (150) square feet of office space, (the "Premises") to be used for the purpose of a business office and for no other purpose TO HAVE AND TO HOLD the same for a period of One (1) year commencing on the 1st day of September, 2002, and expiring on the 31st day of August, 2003, (the "Term") at a rent of TWO HUNDRED AND FIFTY DOLLARS ($250.00) plus Goods and Services Tax, payable in advance on the first day of each month during the Term, plus the sum of TWO HUNDRED FIFTY DOLLARS ($250.00) payable upon the execution of this agreement to be held as a security deposit and to be applied against payment of the last months rent, exclusive of Goods and Service Tax;

1.02 In addition to the rental of the Premises as herein provided, the Lessor shall also provide or make available to the Lessee, the following:

  One (1) desk, one (1) executive chair, one (1) client chair and two(2) file cabinets;

(b) Telephone answering service during normal business hours, subject to Lessee being responsible for all telephone costs as herein provided;

(c) Limited secretarial service;

(d) Coffee service;

(e) Janitorial service;

(f) Use of the reception and waiting area for the Lessee's clients and use of the Lessor's receptionist for that purpose;

(g) Use of the Lessor's board room facilities, subject to availability, and upon reservation; and

(h) Use of photocopy, facsimile and mail service, which services will be invoiced monthly, based on use, and are payable upon receipt as additional rent hereunder; and

(i) Parking, at the monthly rent of Sixty-Five Dollars ($65.00) per parking space, payable in advance, on the 1st day of each month during the Term, as additional rent hereunder, to the extent required by the Lessee.

ARTICLE 2 LESSEE COVENANTS

2.01 To pay rent

2.02 To pay all telephone installation and usage charges.

2.03 To pay when due any business licence fees and other charges levied or assessed in respect of the use and occupancy of the Premises, the business or businesses carried on therein.

2.04 AND to repair, reasonable wear and tear and damage by fire, lighting, tempest and earthquake excepted; and to give to the Lessor or the agent of the Lessor immediate notice of any defect in water, gas or other pipes or fixtures, heating apparatus, telephone, electric or other wires or fixtures situated on the Premises.

2.05 AND that the Lessor may enter and view the state of repair and that the Lessee will repair according to notice, reasonable wear and tear and damage by fire, lightning, tempest and earthquake excepted;

2.06 AND that the Lessee will leave the Premises in good repair, reasonable wear and tear and damage by fire, lightning, tempest and earthquake excepted;

2.07 AND the Lessee will keep and leave whole and in good order all water, gas and electric fixtures, glass, pipes, locks, fastenings, hinges, window shades, sash cords, heating and cooling apparatus under the control of and used by the Lessee and leave all brass, copper or other metals and all windows, in, on or attached to the Premises cleaned and polished;

2.08 AND will not assign without leave;

2.09 AND will not sublet without leave;

2.10 AND will not carry on or do or allow to be carried on or done on the Premises any work, business, occupation, act or thing whatever which may be or become a nuisance or annoyance to the Lessor, the public or any other occupant of the said building or which may increase the hazard of fire or liability of any kind or which may increase the premium rate of insurance against loss by fire or liability upon the said building or the Premises or invalidate any policy of insurance of any kind upon or in respect of same;

2.11 AND will not make any alterations in the structure, plan or partitioning of the Premises, not install any plumbing, piping, wiring, or heating apparatus without the prior written permission of the Lessor or the agent of the Lessor and at the end or sooner termination of the Term will restore the Premises to their present condition if called upon to do so by the Lessor but otherwise all repairs, alterations, installations and additions made by the Lessee upon the Premises, except gas and electric fixtures and movable business fixtures, shall be the property of the Lessor and shall be considered in all respects as part of the Premises; and will indemnify and save harmless the Lessor from and against any and all claims for liens for wages or materials or for damage to persons or property caused during the making of or in connection with any repairs, alterations, installations and additions which the Lessee shall make or cause to be made on the Premises;

2.12 AND will erect, place, use or keep in or upon the Premises only such shades, window blinds, awnings, projections, signs, advertisements. lettering, devices, notices, painting or decoration as are first approved in writing by the Lessor and upon the expiration or termination of this lease will remove the same if required to do so by the Lessor;

2.13 AND will not cover or obstruct any glass doors, partitions, transoms, window, lights and skylights which reflect or admit light into any passageway or other place in the said building;

2.14 AND WILL NOT BRING INTO OR UPON THE Premises any safe, or other heavy articles without the prior written consent of the Lessor or the agent of the Lessor and will immediately make good any damage done to any part of the building or the Premises by bringing in or taking away the same;

2.15 AND will use the receptacles for refuse and rubbish provided by the Lessor and will not keep nor leave any boxes, packing material or rubbish of any kind in or near the Premises or any passages connected with same;

2.16 AND will comply promptly at the expense of the Lessee with all laws, ordinances, regulations, requirements and recommendations of any and all Federal, Provincial, Civil, Municipal and other authorities or the Association of Fire Insurance Underwriters or Agents and all notices in pursuance of same whether served upon the Lessor or the Lessee, and will indemnify and save harmless the Lessor from and against all and all manner of actions of causes of action, damages, loss, costs or expenses which the Lessor may sustain, incur or be put to by reason of any neglect of same or noncompliance therewith or by reason of any defect, deficiency, disrepair, depreciation, damage or change in or to the Premises or any injury or damage to any person or to any goods and chattels contained in, upon or about the Premises, however caused;

2.17 AND at the expiration or sooner termination of this lease will peaceably surrender and give up possession of the Premises without notice from the Lessor, any right to notice to quit or vacate being hereby expressly waived by the Lessee, any law, usage or custom to the contrary notwithstanding;

2.18 AND that any common area, passage, alley or area connected with the said Premises is for the use of all the occupants of the said building and the Lessee hereby agrees not to obstruct or hinder the use of same by other occupants of the said building and their employees, agents and customers.

ARTICLE 3 LESSOR CONVENANTS

THE LESSOR COVENANTS WITH THE LESSEE:

3.01 For quiet enjoyment;

3.02 To insure and keep insured during the Term for its or their full insurable value the building in which the Premises are situated against loss or damage, by fire and to pay all premiums therefore as they become due;

3.03 To carry out at the expense of the Lessor during the Term all necessary structural repairs to the building and land in and on which the Premises are situated;

3.04 To pay or cause to be paid any municipal or other real property taxes in respect of the building and land in and on which the Premises are situated;

3.05 To pay utility charges including:

  water rates and all gas and electric light and power used on the Premises; and

(b) the cost of replacement of any electric light bulbs, tubes and ballasts and the cost of cleaning fixtures, tube and plastics on the Premises.

ARTICLE 4 MUTUAL AGREEMENTS

IT IS MUTUALLY AGREED AND UNDERSTOOD AS FOLLOWS:

4.01 THAT the whole contract and agreement between the parties hereto is set forth herein, that the Lessee has leased the Premises after examining the same, that no representation, warranties or conditions have been made other than those expressed or implied herein and that no agreement collateral hereto shall be binding upon the Lessor unless it be made in writing and signed by the Lessor or by the Agent of the Lessor;

4.02 THAT no waiver of or neglect to enforce the right to forfeiture of this lease or the right of re-entry upon breach of any covenant, condition or agreement herein contained shall be deemed a waiver of such rights upon any subsequent breach of the same or any other covenant, condition or agreement herein contained;

4.03 THAT any notice which the Lessor may wish to give to the Lessee shall be deemed to be sufficiency given if sent by prepaid post to the Lessee at the address of the Lessee set out on page 1 hereof or such other address as may be given to the Lessee by the Lessor, or if left at the Premises; any notice which the Lessee may wish to give to the Lessor shall be deemed to be sufficiently given if delivered or sent by prepaid post to the Lessor at the address given on the first page here or at the address of its agent, or such other address as may be given by the Lessor or the agent of the Lessee during the Term;

4.04 THAT if the Lessor shall be unable to deliver possession of the Premises at the time of the commencement of the Term neither the Lessor nor the Agent of the Lessor shall be liable for any damage or loss caused thereby nor shall this lease be void or voidable nor the date of the expiration of this lease be changed by reason thereof, but in such event the Lessee shall only be liable for rent at the rate hereby reserved from such time as the Lessor shall be able to deliver possession of the Premises;

4.05 THAT the Lessor shall not be responsible for any loss, damage, or expense caused by any over flow or leakage of water from any part of the said building occasioned by the use, misuse or abuse of water or by the breaking or bursting of any pipes or plumbing fixtures or in any other manner or by seepage from adjoining lands or premises or by an accident or misadventure to or arising from the use and operation of machinery, elevator, heating apparatus, electric wiring and appliances, gas or other pipes and appliances or any fixtures or by reason of any structural defects in the said building or the Premises or by any other matter or thing whatsoever;

4.06 THAT in the event of the Premises being condemned in whole or in part because of the unsafe condition thereof this lease shall cease and terminate upon the date of such condemnation and the Lessor shall not be responsible for any loss, damage or expense which the Lessee may suffer or incur as a result;

4.07 THAT the Lessor shall have the right at any time during the Term to repair, remodel, alter, improve or add to the Premises or the whole or any part of the building in which the Premises are situated or to change the location of the entrance or entrances thereto without compensation or responsibility to the Lessee and for such purposes, if necessary, to enter into, pass through, work upon and attach scaffolds or other temporary structures to the Premises, putting the Lessee to no unnecessary inconvenience;

4.08 THAT if the Lessor shall suffer or incur any damage, loss or expense or be obligated to make any payment for which the Lessor is liable hereunder by reason of any failure of the Lessee to observe and comply with any of the covenants of the Lessee herein contained then the Lessor shall have the right to add the cost or amount of any such damage, loss, expense or payment to the rent hereby reserved and any such amount shall thereupon immediately be due and payable as rent and recoverable in the manner provided by law for the recovery of rent in arrears;

4.09 THAT in case the Premises or any part thereof shall at any time during the Term be burned down or damaged by fire so as to render the Premises unfit for the purpose of the Lessee the rent hereby reserved or a proportionate part thereof according to the nature and extent of the damage sustained shall be suspended and abated until the Premises shall have been rebuilt or made fit for the purpose of the Lessee or at the option of the Lessor the Term shall forthwith come to an end and the Lessee shall cease to be held liable for payment of rent except such rent as shall have already accrued due and shall be entitled to be repaid any rent paid in advance for the balance of the period so paid for in advance;

4.10 THAT whenever the Lessor shall be entitled to levy distress against the goods and chattels of the Lessee and the Lessor may use such force as the Lessor deems necessary for the purpose and for gaining admittance to the Premises without being liable to any action in respect thereof or for any loss or damage occasioned thereby and the Lessee hereby expressly releases the Lessor from all actions, proceedings, claims or demands whatsoever for or on account of or in respect of any such forcible entry or any loss or damage sustained by the Lessee in connection therewith;

4.11 THAT in case the Lessee shall become insolvent or bankrupt or make an assignment for the benefit of creditors, or being an incorporated company if proceedings be begun to wind up the said company, or in case of the non-payment of rent at the times herein provided, or in case the Premises or any part thereof become vacant and unoccupied for a period of thirty (30) days or be used by any other person or persons or for any other purpose than as hereinbefore provided without the written consent of the Lessor this lease, at the option of the Lessor shall cease and terminate and the Term expire and be at an end, anything hereinbefore to the contrary notwithstanding, and the then current months rent and three months additional rent shall thereupon immediately become due and payable and the Lessor may re-enter and take possession of the Premises as though the Lessee or other occupant or occupants of the Premises was or were holding over after the expiration of the Term and the Term shall be forfeited and void;

4.12 THAT if the Lessee shall hold over and the Lessor shall accept rent after the expiration of the Term the new tenancy thereby created shall be a tenancy from month to month and not a tenancy from year to year and shall be subject to the covenants and conditions herein contained so far as they are applicable to a tenancy from month to month;

4.13 The parties hereto hereby agree that this lease need not be in form registrable under the Land Titles Act of British Columbia;

4.14 This indenture shall enure to the benefit of and shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns; wherever the singular is used herein it shall be construed as meaning the plural where the circumstances so require;

4.15 The Lessee shall have the right to renew this lease for a further One (1) year period commencing at the expiration of this lease Term, at the same rents and on the same terms and conditions as this lease, save for this right of renewal, by giving notice to the Lessor to that effect thirty (30) days prior to the expiration of this lease Term.

4.16 Notwithstanding any provision herein to the contrary, the Lessor may terminate this lease by giving the Lessor at least one month's written notice, to be delivered to the Lessor on or before the last day of a month to be effective on the last day of an ensuing month.

ARTICLE 5 ADDITIONAL COVENANTS

5.01 Any additional covenants set forth in writing and attached hereto, signed or initialed by the parties hereto shall apply in addition to Articles 1 to 4 hereof and, in the event of any conflict or inconsistency therewith shall be considered as exceptions to Articles 1 to 4 hereof and shall prevail over Articles 1 to 4 hereof.

IN WITNESS WHEREOF this agreement has been executed as of the day and year first above written.

AMERICAN INVESTMENTS LTD.

/s/ American Investments, Ltd.

Authorized Signatory

BEESTON ENTERPRISES LTD.

/s/ Brian Smith

Authorized Signatory